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                                                                     Exhibit 5.1


                                  PIPER & MARBURY
                                       L.L.P.
                                CHARLES CENTER SOUTH
                              36 SOUTH CHARLES STREET                WASHINGTON
                           BALTIMORE, MARYLAND 21201-3018             NEW YORK
                                    410-539-2530                    PHILADELPHIA
                                 FAX: 410-539-0489                     EASTON
                                                                       LONDON

                                 November 10, 1997


American Real Estate Investment Corporation
1670 Broadway, Suite 3350
Denver, Colorado  80202

Gentlemen:

    We have acted as special Maryland counsel to American Real Estate Investment Corporation, a Maryland corporation (the "Company"), pursuant to a Registration Statement (the "Registration Statement") on Form S-4 filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), relating to the Company's issuance and sale of up to 4,436,033 shares of its Common Stock, par value $.001 per share (the "Shares"), pursuant to the Master Investment Agreement (the "Master Agreement") dated as of August 20, 1997, by and among the McBride entities listed on the signature pages thereto, the FLIP shareholders listed on the signature pages thereto, Jeffrey Kelter, Penn Square Properties, Inc., Hudson Bay Partners, L.P., American Real Estate Investment, L.P. and the Company. Any capitalized terms used herein but not defined herein shall have the meanings ascribed to them in the Master Agreement.

    In our capacity as Maryland counsel to the Company, we have examined the Master Agreement, the Registration Statement, the Charter and By-Laws of the Company, minutes of the proceedings of the Company's Board of Directors authorizing the issuance of the Shares, an Officer's Certificate of the Company dated the date hereof (the "Certificate"), and such other documents as we have considered necessary. In such examination, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the aforesaid documents, the authenticity of all documents submitted to us as originals, the conformity with originals of all documents submitted to us as copies (and the authenticity of the originals of such copies), and that all public records reviewed are accurate and complete. As to factual matters we have relied on the Certificate and have not independently verified the matters stated therein.

    Based upon the foregoing and having regard for such legal considerations as we deem relevant, we are of the opinion and so advise you that upon the issuance and delivery of the Shares in accordance with the terms set forth in the Master Agreement, the Shares will have been duly authorized, validly issued, fully paid, and nonassessable.


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American Real Estate Investment Corporation               Piper & Marbury L.L.P.
November 10, 1997
Page 2


    The opinion expressed herein is for the use of the Company in connection with the Registration Statement. This opinion is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated.

    We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading "Legal Matters" in the Proxy Statement/Prospectus included in the Registration Statement. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.


                                  Very truly yours,


                                  /s/ Piper & Marbury L.L.P.